Exhibit 99.1

On-Site Services, Inc.

Financial Statements
Years Ended December 31, 2009 and 2008

On-Site Services, Inc.

Independent Auditors’ Report

On-Site Services, Inc.
5050 West Lemon Street
Tampa, FL 33609

We have audited the accompanying balance sheets of On-Site Services, Inc. (the “Company”) as of December 31, 2009 (“Successor Company”) and 2008 (“Predecessor Company”), and the related statements of operations, stockholder’s equity, and cash flows for the years ended December 31, 2009 (Successor Company) and December 31, 2008 (Predecessor Company). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Predecessor Company was acquired on January 1, 2009. In connection with this acquisition, the Company applied Financial Accounting Standards Board ASC Topic 805, “Business Combinations”, effective as of January 1, 2009. Accordingly, the Company’s financial statements prior to January 1, 2009 are not comparable to its financial statements for periods after January 1, 2009.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of On-Site Services, Inc. at December 31, 2009 (Successor Company) and 2008 (Predecessor Company), and the results of its operations and its cash flows for the years ended December 31, 2009 (Successor Company) and December 31, 2008 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Chicago, Illinois
August 13, 2010

Financial Statements

On-Site Services, Inc.
Balance Sheets

December 31,	Successor 2009	Predecessor 2008

Assets

Current Assets:
Cash and cash equivalents	$80,435	$197,528
Accounts receivable, less allowance for doubtful accounts of $0 and $217,000	915,097	658,449
Prepaid expenses and other assets	17,373	200

Total Current Assets	1,012,905	856,177

Property and Equipment, net	—	75,191

Intangible Assets, net	261,353	—

Goodwill	206,702	—

Total Assets	$1,480,960	$931,368

Liabilities and Stockholder’s Equity

Current Liabilities:
Accounts payable	$19,370	$10,000
Accrued expenses	686,749	478,177
Accrued workers’ compensation	216,630	397,506
Related-party note payable	191,950	—
Due to WTS	38,200	—

Total Current Liabilities	1,152,899	885,683

Stockholder’s equity
Common stock, $0.10 par value, 10,000 shares authorized,issued and outstanding	1,000	1,000
Additional paid-in capital	446,900	—
(Accumulated deficit) retained earnings	(119,839)	44,685

Total Stockholder’s Equity	328,061	45,685

Total Liabilities and Stockholders’ Equity	$1,480,960	$931,368

See accompanying notes to financial statements.

On-Site Services, Inc.
Statements of Operations

Year ended December 31,	Successor 2009	Predecessor 2008

Revenue	$11,664,460	$11,339,652

Cost of Revenue:	10,924,360	10,860,297

Gross Profit	740,100	479,355

Operating Expenses
Selling, general and administrative	570,989	941,725
Loss on goodwill impairment	280,000	—

Operating Loss	(110,889)	(462,370)

Interest Expense	8,950	4,916

Net Loss	$(119,839)	$(467,286)

See accompanying notes to financial statements.

On-Site Services, Inc.
Statements of Stockholder’s Equity

Predecessor	Common Stock	Retained Earnings (Accumulated Deficit)	Additional Paid-in Capital	Total Shareholder’s Equity

Balance, at January 1, 2008	$1,000	$557,403	$—	$558,403

Net loss	—	(467,286)	—	(467,286)
Distributions	—	(45,432)	—	(45,432)

Balance, at December 31, 2008	$1,000	$44,685	$—	$45,685

Successor

Equity contribution made by WTS on January 1, 2009	$1,000	$—	446,900	$447,900

Net loss	—	(119,839)	—	(119,839)

Balance, at December 31, 2009	$1,000	$(119,839)	$446,900	$328,061

See accompanying notes to financial statements.

On-Site Services, Inc.
Statements of Cash Flows

Year Ended December 31,	Successor 2009	Predecessor 2008

Cash Flows From Operating Activities:
Net loss	$(119,839)	$(467,286)
Adjustments to reconcile net loss to net cash (used in) provided by
Operating activities
Depreciation and amortization	132,047	28,544
Bad debt expense	21,613	268,366
Impairment loss on goodwill	280,000	—
Accrued interest on note payable	8,950	—
Changes in assets and liabilities
Increase in accounts receivable	(680,957)	(69,880)
Increase in prepaid expenses and other assets	(17,173)	—
Increase (decrease) in accounts payable	9,370	(10,000)
Increase in accrued expenses	208,572	170,360
(Decrease) increase in accrued workers’ compensation	(180,876)	225,329

Net cash (used in) provided by operating activities	(338,293)	145,433

Cash Flows From Investing Activities
Capital expenditures	—	(1,296)

Cash Flows From Financing Activities
Repayment of line of credit	—	(24,326)
Distributions	—	(45,432)
Related-party note payable	183,000	—
Increase in due to WTS	38,200	—

Net cash provided by (used in) financing activities	221,200	(69,758)

Net (Decrease) Increase in Cash and Cash Equivalents	(117,093)	74,379

Cash and Cash Equivalents, beginning of year	197,528	123,149

Cash and Cash Equivalents, end of year	80,435	197,528

See accompanying notes to financial statements.

On-Site Services, Inc.
Notes to Financial Statements

1.	Organization and Description of Business

Business

On-Site Services, Inc. (the “Company”) provides staffing services to the agriculture industry. The Company is based in Sebring, FL and provides staffing services primarily in the southeastern region of the United States.

On January 1, 2009, WTS Acquisition Corp (WTS) acquired the outstanding stock of the Company. In connection with this acquisition, the Company applied Financial Accounting Standards Board ASC Topic 805, “Business Combinations,” effective as of January 1, 2009. As a result of the acquisition and the application of ASC Topic 805, the Company became a new entity with a new capital structure, a new accounting basis in the identifiable assets and liabilities assumed and no retained earnings or accumulated losses. Accordingly, the Company’s financial statements prior to January 1, 2009 are not comparable to its financial statements for periods after January 1, 2009. As a result, financial statements as of and for the year ended December 31, 2008 are referred to as the Predecessor and financial statements subsequent to the acquisition are referred to as the Successor.

2.	Summary of Significant Accounting Policies

Method of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash on hand and all, unrestricted, highly liquid investments with a maturity of three months or less. The Company places its cash with a high-quality financial institution. At times, cash balances may be in excess of the $250,000 FDIC insurance limit.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a periodic basis. Management determines the allowance for doubtful accounts by identifying troubled accounts primarily by considering the age of the customer’s receivable and also by considering the creditworthiness of the customer as well as general economic conditions. If any of these factors change, the Company may also change its original estimates, which could impact the level of its future allowance for doubtful accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. Based on information available, the Company believes the allowance for doubtful accounts is adequate. However, actual write-offs may exceed the recorded allowance.

On-Site Services, Inc.
Notes to Financial Statements

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets which generally range from 3 to 39 years.

Upon sale, retirement or other disposition of property and equipment, the cost and the related accumulated depreciation are removed from the respective accounts and any gain or loss thereon is included in operations.  Expenditures for maintenance and repairs are expensed as incurred.

Goodwill

Goodwill represents the excess of cost over the fair value of the net assets acquired in the January 1, 2009 acquisition of the Company. Goodwill is assessed for impairment at least annually in the absence of an indicator of possible impairment and immediately upon an indicator of possible impairment. If the carrying amount of the reporting unit exceeds its fair value, the Company measures the possible goodwill impairment based upon an allocation of the estimated fair value of the underlying assets and liabilities of the reporting unit, as if the acquisition had occurred currently. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized to the extent the carrying value of goodwill exceeds its implied fair value.

Intangible Assets

Customer lists and non-compete agreements were recorded at their estimated fair value at the date of acquisition of the Company and are amortized over their estimated useful lives ranging from two to five years using accelerated and straight-line methods, respectively.

Impairment of Long-Lived Assets

The Company records impairment on long-lived assets used in operations, other than goodwill, when events or circumstances indicate that the asset might be impaired and the estimated undiscounted cash flows to be generated by those assets over their remaining lives are less than the carrying amount of those items. The net carrying value of assets not recoverable is reduced to fair value, which is typically calculated using the discounted cash flow method.

Revenue Recognition

The Company recognizes revenue when services are rendered.

On-Site Services, Inc.
Notes to Financial Statements

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

The Company has elected for income tax purposes to include its taxable income with that of its stockholder (an “S” corporation election). Therefore, no tax provision has been recorded.

On January 1, 2009, the Company adopted the provisions of Accounting Standards Codification Topic 740-10-25, “Accounting for Uncertainty in Income Taxes.”  The adoption did not have a material impact on the Company’s financial statements.

3.	Property and Equipment

The major classes of property and equipment consisted of the following at December 31, 2008:

December 31,	2008
Vehicles	$119,382
Building	68,366
Computer equipment	8,715
Furniture and fixtures	6,500
Office equipment	3,039
Machinery and equipment	1,995
207,997
Less accumulated depreciation	132,806
Total property and equipment, net	$75,191

Depreciation expense was $28,544 for the year ended December 31, 2008.

Property and equipment was excluded from the acquisition of the Company on January 1, 2009.

4.	Intangible Assets

Intangible assets and accumulated amortization as of December 31, 2009 are as follows:

December 31,				2009
	Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	4 years	$280,700	$109,507	$171,193
Non-compete agreement	5 years	112,700	22,540	90,160
Total		$393,400	$132,047	$261,353

On-Site Services, Inc.
Notes to Financial Statements

Estimated amortization expense for each of the next four years is as follows:

December 31,	2009

2010	$106,724
2011	80,067
2012	52,022
2013	22,540

Future amortization expense	$261,353

5.	Workers’ Compensation Insurance

The Company maintains a high deductible insurance policy with respect to workers’ compensation coverage for its worksite employees. The Company has accrued as the estimated liability for the unsettled workers’ compensation claims $217,000 and $398,000 at December 31, 2009 and 2008, respectively. The estimated liability for unsettled workers’ compensation claims represents management’s best estimate, which includes, in part, an evaluation of information provided by the Company’s third-party administrators for workers’ compensation claims to estimate the total future costs of all claims, including potential future adverse loss development. These estimates are continually reviewed and adjustments to liabilities are reflected in current operating results as they become known. The Company believes that the difference between amounts recorded for its estimated liabilities and the possible range of costs to settle related claims is not material to its results of operations, nevertheless, it is reasonably possible that adjustments required in future periods may be material to the results of operations.

6.	Related-Party Transactions

O2HR, LLC

The Company entered into a service agreement with O2HR, LLC (O2HR) in January 2006.  As a result of the sale of the Company to WTS in January 2009, 02HR is now affiliated with the Company through common ownership.  In accordance with the agreement, 02HR serves as the Company’s professional employer organization (“PEO”), providing both assistance with payroll and securing workers’ compensation insurance on behalf of the Company. In exchange for these services, 02HR receives a fee.  In addition, all workers’ compensation insurance claim deductibles are paid directly to 02HR.  The Company incurred $94,000 and $68,000 in service fees under its contract with O2HR for the years ended December 31, 2009 and 2008, respectively. In addition, the Company incurred approximately $489,000 and $809,719 for workers’ compensation premiums and deductibles for the years ended December 31, 2009 and 2008, respectively. $903,000 and $876,000 due to O2HR is included in accrued expenses or accrued workers’ compensation as of December 31, 2009 and 2008, respectively.

On-Site Services, Inc.
Notes to Financial Statements

Note Payable

During 2009, the Company entered into a $183,000 demand note payable, bearing interest at 5% per annum, with a related party, Alexander & Alexander. Interest incurred during 2009 and included in the note payable balance as of December 31, 2009 was $8,950. During 2010, the Company settled the balance by paying the full amount due under the note to an affiliate of Alexander & Alexander.

Due to WTS

For the year ended December 31, 2009, the Company was charged insurance premiums by WTS, its parent, for general liability insurance carried by WTS on behalf of the Company. The total insurance expense incurred for these premiums during 2009 was approximately $31,000. $38,200 due to WTS for these insurance premiums is recorded as due to parent as of December 31, 2009.

7.	Business Acquisition

On January 1, 2009, WTS purchased all the outstanding common stock of the Company. WTS purchased 10,000 common stock shares in exchange for a $500,000 non-interest-bearing note payable to the former owner of the Company. After discounting this non-interest-bearing note, the fair value of the consideration paid for the common stock of the Company was determined to be $447,900. The seller also retained the right to certain billed accounts receivable as of December 31, 2008. On the date of the acquisition, the Company recorded the fair value of the acquired assets and assumed liabilities and allocated the purchase price accordingly. The fair value of the purchase price was recorded as an equity contribution to the Company by WTS.

The following table summarizes the fair value of assets acquired and liabilities assumed on January 1, 2009:

Cash	$197,528
Unbilled receivables	255,752
Other	200
Intangible customer lists	280,700
Intangible non-compete agreement	112,700
Goodwill	486,703

Total assets acquired	1,333,583

Accounts payable	10,000
Accrued workers’ compensation	397,506
Accrued expenses	478,177

Total liabilities assumed	885,683

Fair value of consideration paid	$447,900

On-Site Services, Inc.
Notes to Financial Statements

In connection with the application of purchase accounting, the Company recorded its identifiable intangible assets at fair value. Fair value for the intangible assets was determined primarily through the use of a discounted cash flow analysis. The discounted cash flow analysis projected the estimated future cash flows to be generated by the underlying assets and discounted these at a rate reflecting perceived business and financial risks. The projected cash flow estimates used in the discounted cash flow analysis are based on management’s best estimate and actual results may differ. The valuation approach used to value these intangible assets for purchase accounting is based predominately on Level 3 inputs. The levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets.

Level 2: Inputs other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly, included quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Inputs that are both significant to the fair value measurement and unobservable.

8.	Goodwill Impairment

During the annual impairment testing in 2009, the Company determined that its goodwill was impaired and, as a result, recorded an impairment charge of $280,000 for the year ended December 31, 2009.  The impairment was primarily the result of lower than expected profit margins due in part to unfavorable development of workers’ compensation claims.  The valuation used to determine the goodwill impairment charge were based predominately on Level 3 inputs.

9.	Concentration of Customers

Approximately 60% and 62% of revenue generated in 2009 and 2008, respectively, were from five customers.  Approximately 41% and 63% of accounts receivable as of December 31, 2009 and 2008, respectively, relate to these five customers.

10.	Subsequent Event

On June 1, 2010, General Employment Enterprises, Inc. (“GEE”), and its wholly-owned subsidiary, Triad Personnel Services, Inc., executed an Asset Purchase Agreement with On-Site Services, Inc. GEE acquired certain assets of On-Site, including customer lists in exchange for 1,476,015 common shares of GEE’s no par value common stock with a fair value of approximately $487,000 based on the quoted market price of this common stock.

Under the Asset Purchase Agreement, if the purchased business meets certain financial targets over each of the next four years, GEE will be required to make earn-out payments to the former owner up to a maximum of $1,020,000.

The Company has evaluated subsequent events through August 13, 2010, the date the financial statements were available for issuance.